GODFREY & KAHN, S.C.
                  ATTORNEYS AT LAW
               780 North Water Street
             Milwaukee, Wisconsin  53202
      Phone: (414) 273-3500  Fax: (414) 273-5198



                        October 25, 1996


The Rockland Funds Trust
4001 Centerville Road
Greenville, DE 19807

Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form N-
1A (Registration Nos. 333-9355 and 811-7743) (the
"Registration Statement") relating to the sale by you of an indefinite number of shares of beneficial interest, $.001 par value (the "Shares"), of The
Rockland Funds Trust (the "Trust"), in the manner set forth in the Registration Statement.

     We have examined: (a) the Registration Statement, including the prospectuses included therein; (b) the Trust's Declaration of Trust and By-Laws; (c) certain resolutions of the Trust's Board of Trustees; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                   Very truly yours,

                                   /s/ Godfrey & Kahn, S.C.

                                   GODFREY & KAHN, S.C.